UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2006 (February 2, 2006)

BERRY PETROLEUM COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	1-9735 (Commission File Number)	77-0079387 (IRS Employer Identification Number)

5201 TRUXTUN AVE., STE. 300, BAKERSFIELD, CA (Address of Principal Executive Offices)	93309 (Zip Code)

Registrant’s telephone number, including area code: (661) 616-3900

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:
On February 2, 2006, Berry Petroleum Company filed a Form 8-K announcing that J. Frank Keller had been elected to the Berry Petroleum board of directors. That filing included "Item 5.02(c) Election of Directors, Appointment of Principal Officers".  Item 5.02 should have used paragraph (d) instead of (c).  This Form 8-K/A is being filed to correct Item 5.02 with the correct paragraph letter.

Item 5.02(d)  Election of Directors

Berry Petroleum Company announced that J. Frank Keller has been elected to the Board of Directors, effective February 2, 2006.

Mr. Keller will serve on the Corporate Governance and Nominating Committee.

Mr. Keller has more than 25 years of experience in the oil and gas industry having most recently served as the vice chairman of the board and chief operating officer of Bill Barrett Corporation, a company founded in 2002 to focus on oil and gas exploration and development in the Rocky Mountain Region. Mr. Keller was previously a co-founder of Barrett Resources Corporation in 1981 and served as Barrett Resources’ executive vice president from 1983 until Barrett Resources was acquired in August 2001. He also served as chief financial officer, secretary and as a director of Barrett Resources at various times and recently retired from Bill Barrett Corporation. Mr. Keller has a BS degree from Kansas State University and an MBA from Colorado State University.

Item 7.01.  Regulation FD Disclosure

The Company issued a news release on February 2, 2006, which announced the appointment of Mr. Keller to the Board of Directors. A copy of the news release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1 News Release by Berry Petroleum Company dated February 2, 2006, titled "Berry Petroleum Company Names J. Frank Keller to Board of Directors."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BERRY PETROLEUM COMPANY
By:	/s/ Kenneth A. Olson
Kenneth A. Olson
Corporate Secretary

Date:February 8, 2006